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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form SB-2 of our report dated May 16, 1997, except for note 9 which is dated July 31, 1997 and note 8 which is dated August 29, 1997 relating to the financial statements of SpectruMedix Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                          /s/ LAZAR, LEVINE & COMPANY LLP

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                                          LAZAR, LEVINE & COMPANY LLP



New York, New York


September 3, 1997